EXHIBIT 10.2

Execution Version

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”), dated as of July 29, 2010, is entered into by and among Elandia International, Inc. (the “Company”) and Amper, S.A. (the “Buyer”). Capitalized terms used and not defined elsewhere in this Agreement have the respective meanings assigned to such terms in the Appendix hereto. The Company and the Buyer shall be referred to herein as the “Parties.”

WHEREAS:

A. The Buyer desires to acquire from the Company, and the Company wishes to issue to the Buyer, upon the terms and conditions stated in this Agreement, shares of the Common Stock (defined below) of the Company, as described in Section 1, in exchange for the contribution by Buyer to Company of 52,235,169 shares of Hemisferio Norte, S.A. (“Hemisferio”) representing 89.60% of the capital shares of Hemisferio.

B. Hemisferio owns 100% of the capital shares of Hemisferio Sul Participaçoes Ltda. (“Hemisferio Sul”), which owns 88.96% of Medidata Informática, S.A. (“Medidata”), which owns 100% of XC Comercial e Exportadora Ltda. (“XC”). Each of Hemisferio, Hemisferio Sul, Medidata and XC shall be known herein as the “Contributed Entities.”

C. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

1. CONTRIBUTION.

a. Issuance of Shares and Contribution. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, (i) the Company shall issue and sell to Buyer 165,705,913 shares of Common Stock of the Company (the “Shares”) and (ii) in exchange for the Shares, Buyer shall transfer and assign to the Company 52,235,169 shares of Hemisferio representing 89.60% of the capital shares of Hemisferio (the “Contributed Shares”).

b. Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Akerman Senterfitt at 1 Southeast First Avenue, Miami, Florida, USA 33131 on the date within five (5) Business Days after the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 7 and 8 (or such later or earlier date as is mutually agreed to by the Company and the Buyer) (the “Closing Date”).

c. Delivery of Shares and Contributed Shares. At the Closing, (i) the Company shall deliver (or cause its transfer agent to deliver) to Buyer certificates representing the Shares (the “Share Certificates”), duly executed on behalf of the Company and registered in the name of the Buyer or its wholly-owned subsidiary, direct or indirect, and (ii) the Buyer shall deliver to Company certificates representing the Contributed Shares, duly executed on behalf of the Company and registered in the name of the Company or its wholly-owned subsidiary, direct or indirect (the “Hemisferio Certificates”).

d. Option for Additional Hemisferio Shares. At the Closing, Buyer shall grant an option (the “Option”) to the Company to acquire Buyer’s remaining 10.4% interest in Hemisferio (i.e., its interest other than the Contributed Shares) (the “Remaining Interest”) in exchange for the Company’s payment of $8,900,000 (the “Option Price”) payable by issuance of shares of Common Stock of the Company at a price per share equal to the fair market value of a share of Company Common Stock as of the date of the exercise of the Option (the “Option Shares”). The Option shall be exercisable at any time within six (6) months of the Closing Date by written notice from the Company to Buyer. The closing of the Option shall be within thirty (30) days of the date such notice is delivered or at such later time if required by any necessary third party consents, but the Option shall be terminated if a closing thereon has not occurred within six (6) months of the date of its exercise through no fault of either Party. At the closing of the Option, the Buyer shall contribute its Remaining Interest to the Company and the Company shall pay Buyer the Option Price. The Buyer shall have the benefit of all rights with respect to the Option Shares as provided to Buyer in respect of the Shares hereunder.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants, as of the date of this Agreement and as of the Closing Date as though made as of the Closing, to Company that, except as set forth in the Schedules to this Agreement delivered by the Buyer to Company or as otherwise disclosed in the CNMV Documents:

a. Investment Purpose. The Buyer is acquiring the Shares for the Buyer’s own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from the registration requirements of, the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b. Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

c. Reliance on Exemptions. The Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares.

d. Suitability. The Buyer has read carefully and understands this Agreement and has consulted and obtained the advice of its own attorneys, accountants and investment advisers with respect to the investment in the Shares contemplated hereby and its suitability for the Buyer. The Buyer represents and warrants that its investment in the Common Stock is suitable for it and that its overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and its investment in the Common Stock will not cause such overall commitment to become excessive. The Buyer understands that the representations, warranties, covenants and agreements of the Buyer contained in this Agreement are being relied upon by the Company in determining the Buyer’s suitability as a purchaser of the Common Stock.

e. Opportunity to Verify Information. During the course of this transaction and prior to the purchase of the Shares, the Buyer and its advisers have been furnished with any and all materials relating to the Company (including the Company Disclosure Materials) requested by the Buyer or such advisors and has been afforded the opportunity to ask questions of the Company concerning the terms and conditions of the acquisition of the Shares, and all such questions have been answered to the full satisfaction of the Buyer or such adviser. The Buyer and each of its advisers have also had the opportunity to obtain any additional information necessary to verify the information contained herein.

f. Transfer or Resale. The Buyer understands that, except as provided in the Registration Rights Agreement: (i) the Shares have not been and are not being registered under the 1933 Act or any other Securities Laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, in a form acceptable to the Company and its counsel, to the effect that the Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration.

g. Legends. The Buyer understands that, except as set forth below, the Share Certificates shall bear a restrictive legend in the following form (the “1933 Act Legend”) (and a stop-transfer order may be placed against transfer of such Share Certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares, if (i) such Shares are registered for resale under the 1933 Act, (ii) such holder provides the Company with reasonable assurances that the Shares can be sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto), or (iii) such holder provides the Company reasonable assurances that the Shares has been or is being sold pursuant to Rule 144.

h. Authorization; Enforcement; Validity; Organization and Qualification.

(i) Each of the Buyer and the Contributed Entities is a duly organized and validly existing corporation or other entity and has the requisite corporate or other organizational power and authority to enter into this Agreement, each of the Transaction Documents to which is it is party, and with respect to the Buyer, to transfer and contribute the Contributed Shares pursuant to this Agreement. The Transaction Documents entered into by the Buyer and the applicable Contributed Entity have been duly and validly authorized, executed and delivered on behalf of the Buyer and the applicable Contributed Entity and are valid and binding agreements of the Buyer and the applicable Contributed Entity enforceable against the Buyer and the applicable Contributed Entity in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

(ii) Set forth in Schedule 2(h) is a true and correct organizational chart setting forth the Buyer’s indirect ownership of the Contributed Entities, and the jurisdiction in which each Contributed Entity is organized or incorporated, together with the authorized and outstanding Capital Stock or other equity interests of each such entity. Other than with respect to the entities listed on Schedule 2(h), the Contributed Entities do not directly own any security, equity interest or beneficial ownership interest in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person. The Buyer and each Contributed Entity is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted by the Buyer and each Contributed Entity. The Buyer and each Contributed Entity is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted or proposed to be conducted by the Buyer and each Contributed Entity will make such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as set forth in Schedule 2(h), the Buyer, directly or indirectly, holds all right, title and interest in and to 100% of the Capital Stock, equity or similar interests of each Contributed Entity, in each case, free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Contributed Entity owns capital stock or holds an equity or similar interest in any other Person.

i. Capitalization. Schedule 2(i) sets forth (a) the number of authorized shares of each class of capital stock of each Contributed Entity, (b) the number of issued and outstanding shares of each class of capital stock and other securities of each Contributed Entity and the name and number of shares and other securities held by each holder thereof, and (c) the number of shares of each class of capital stock of each Contributed Entity which are held in treasury.

(i) No shares of capital stock of any Contributed Entity are reserved for issuance under any plan, agreement or arrangement and there are no shares of Capital Stock, Options, Convertible Securities or other equity securities of any Contributed Entity authorized, issued or outstanding, and neither Contributed Entity is under any current or future obligations to issue any such shares of Capital Stock, Options, Convertible Securities or other equity securities of the respective Contributed Entity. All of the outstanding and issuable shares of Capital Stock of each Contributed Entity have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable.

(ii) Except as set forth on Schedule 2(i):

(1) no shares of the Capital Stock of either Contributed Entity are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by either Contributed Entity;

(2) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of either Contributed Entity, or contracts, commitments, understandings or arrangements by which either Contributed Entity is or may become bound to issue additional shares of Capital Stock of either Contributed Entity or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of either Contributed Entity;

(3) to the Knowledge of the Buyer, there are no voting trusts, proxies or other agreements, commitments or understandings of any character with respect to the voting of any shares of Capital Stock of either Contributed Entity, and there are no agreements or arrangements under which either Contributed Entity is obligated to register the sale of any of their securities for sale in any trading market (except the Registration Rights Agreement);

(4) there are no outstanding securities or instruments of either Contributed Entity that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which either Contributed Entity is or may become bound to redeem a security of any Contributed Entity;

(5) neither Contributed Entity has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and

(6) to the Knowledge of the Buyer, no officer or director of any Contributed Entity or beneficial owner of any Contributed Entity’s outstanding Capital Stock has pledged such Capital Stock in connection with a margin account or other loan secured by such Capital Stock.

(iii) Each Contributed Entity has furnished to the Company true and correct copies of:

(X) Such Contributed Entity’s charter or other organizational document, as amended and in effect; and

(Y) Such Contributed Entity’s bylaws, as amended and in effect.

j. Financial Statements; Regulatory Filings.

(i) The Buyer has provided the Company (a) copies of consolidated statements of income and of cash flows of the Contributed Entities for the years ended December 31, 2007, December 31, 2008 and December 31, 2009, and (b) the consolidated balance sheet of the Contributed Entities as at March 31, 2010 (the “Medidata Balance Sheet”) and the related consolidated statements of income and cash flows of the Contributed Entities for the 3 month period then ended (such statements, including the related notes and schedules thereto, are referred to herein as the “Medidata Financial Statements”). The Medidata Financial Statements are accurate and complete and have been prepared in accordance with IFRS consistently applied and present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Contributed Entities as at the dates and for the periods indicated therein and have been examined and audited by the Buyer’s independent auditors in accordance with auditing standards generally accepted by international accounting firms.

(ii) Since January 1, 2006, the Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Comisión Nacional del Mercado de Valores (“CNMV”) pursuant to the applicable Spanish reporting requirements (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being referred to herein as the “CNMV Documents” and the Buyer’s consolidated balance sheet as of March 31, 2010, as filed with the CNMV on May 6, 2010, being referred to herein as the “Buyer’s Most Recent Balance Sheet”). As of their respective dates, the CNMV Documents complied in all material respects with the Securities Laws. None of the CNMV Documents, at the time they were filed with the CNMV, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of each of the CNMV Documents, no event has occurred that would require an amendment or supplement to any such CNMV Document and as to which such an amendment or supplement has not been filed and made publicly available on the CNMV’s system no less than five (5) Business Days prior to the date this representation is made. The Buyer has not received any written comments from the CNMV staff that have not been resolved to the satisfaction of the CNMV staff.

(iii) Since January 1, 2006, none of the Buyer, any Contributed Entity and their respective officers and directors has made any filing with the CNMV or issued any press release on behalf of the Buyer or of any Contributed Entity or otherwise relating to the Buyer or any Contributed Entity that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to the Company that, considered in the aggregate, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

(iv) As of the date hereof, there are no pending internal or CNMV inquiries or investigations (formal or informal) regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, board of directors or any committee thereof of the Buyer or of any Contributed Entity.

k. Material Contracts. No Contributed Entity is subject to any material charter, contract, agreement, or instrument, other than those material contracts set forth on Schedule 2(k) (the “Medidata Material Contracts”). Other than as disclosed on Schedule 2(k), each Contributed Entity has performed all material obligations required to be performed by it to date under each of the Medidata Material Contracts, and no Contributed Entity, nor, to the Buyer’s Knowledge, any other party to any Medidata Material Contract has breached or improperly terminated any Medidata Material Contract, or is in default under any Medidata Material Contract, and there exists no condition or event which, after notice or lapse of time or both, would constitute any such breach, termination or default. Each of the Medidata Material Contracts is in full force and effect, and is a legal, binding and enforceable obligation of or against the parties thereto, and no Medidata Material Contract will fail to be the legal, binding and enforceable obligation of or against the parties thereto as a result of the transactions contemplated by this Agreement and the Transaction Documents. No Contributed Entity has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Medidata Material Contract. No Contributed Entity has received any written notice of the intention of any party to terminate any Medidata Material Contract or repudiate any provision thereof.

l. Tangible Assets. Each Contributed Entity has good and marketable title to all of the tangible assets that are material to its business (the “Medidata Assets”), in each case free and clear of any Lien, except for Permitted Liens. The Medidata Assets include all tangible assets necessary for the conduct of the Contributed Entities’ business as presently proposed to be conducted. The Medidata Assets that are facilities, fixtures, equipment, and other personal property have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are now used and proposed to be used. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any such Medidata Assets, or any interests therein.

m. Full Disclosure; No Undisclosed Events, Liabilities, Developments or Circumstances. Since March 31, 2010, there has been no Material Adverse Effect on any Contributed Entity and no circumstances exist that, individually or in the aggregate, could reasonably be expected to be, cause or have a Material Adverse Effect on any Contributed Entity. Except (A) as and to the extent disclosed or reserved against on the Medidata Balance Sheet, (B) as incurred since the date thereof in the ordinary course of business consistent with past practice, or (C) as set forth on Schedule 2(m), no Contributed Entity has any material liabilities or obligations of any nature, whether fixed or unfixed, known or unknown, secured or unsecured, absolute, accrued, contingent or otherwise and whether due or to become due. No representation or warranty or other statement made by the Buyer in this Agreement or any of the other Transaction Documents, the Schedules hereto or any certificate or instrument delivered pursuant to this Agreement contains any untrue statement or omits to state a material fact necessary to make any such statement, in light of the circumstances in which it was made, not misleading.

n. Absence of Litigation. Except as set forth on Schedule 2(n), (i) there has at no time been any action, suit, proceeding, inquiry or investigation (“Litigation”) before or by any court, public board, Governmental Entity, self-regulatory organization or body pending or, to the Buyer’s Knowledge, threatened against or affecting any Contributed Entity or any of their material assets, and (ii) to the Buyer’s Knowledge, no director or officer of the Buyer has been involved in securities-related Litigation during the past five (5) years. Except as identified on Schedule 2(n), no Litigation is material to the business, operations, results of operations, condition (financial or otherwise), or properties of any Contributed Entity in any respect.

o. Compliance with Laws and Regulatory Permits.

(i) Each Contributed Entity is and has been in material compliance with all laws, regulations and orders applicable to it. No Contributed Entity has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or, to the Knowledge of the Buyer, threatened.

(ii) Each Contributed Entity possesses all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (“Medidata Permits”), and none of the Contributed Entities has received any notice of proceedings relating to the revocation or modification of any such Medidata Permit. Each Contributed Entity is in compliance with the Medidata Permits in all material respects, and the Buyer has no Knowledge that any Contributed Entity will not be able to obtain necessary Medidata Permits as and when necessary to enable each Contributed Entity to conduct their respective businesses.

p. No Conflicts. Except as set forth on Schedule 2(p), the execution and delivery of this Agreement and the other Transaction Documents by the Buyer, the performance by the Buyer of its obligations hereunder and thereunder and the consummation by the Buyer of the transactions contemplated hereby and thereby will not:

(i) result in a violation of the certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing documents, as applicable, of the Buyer or any Contributed Entity;

(ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or passage of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture, instrument or other document to which the Buyer or any Contributed Entity is a party or by which any such Person is bound; or

(iii) result in a violation of any Law, rule, regulation, order, judgment or decree applicable to the Buyer or any Contributed Entity or by which any property or asset of any such Person is bound or affected.

No Contributed Entity is in violation of any term of its certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing document, as applicable. No Contributed Entity is or has been in violation of any term of or in default under (or with the giving of notice or passage of time or both would be in violation of or default under) (x) any material contract, agreement, mortgage, indebtedness, indenture, instrument, document, judgment, decree or order of any Contributed Entity or (y) any Law applicable to any Contributed Entity. The Buyer is not, has not been, or will not be required to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Entity in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Buyer is or has been required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement and prior to the date of the effectiveness of such requirement.

q. Absence of Certain Changes. Except as set forth on Schedule 2(q), since the end of its most recent fiscal year, no Contributed Entity has entered into or committed to enter into any transaction outside the ordinary course of business consistent with past practices, and, in particular and without limitation, no Contributed Entity has: (a) paid any bonus to or increased the rate of compensation of any of its officers, directors, independent contractors or employees or amended any other terms of employment or engagement of such Persons; (b) sold, leased or transferred any of its material properties or assets, other than sales of inventory in the ordinary course of business and consistent with past practice; (c) made or obligated itself to make any capital expenditures, other than in the ordinary course of business and consistent with past practice; (d) made any payments in respect of its liabilities, other than in the ordinary course of business consistent with past practice; (e) incurred any material obligations or liabilities (including any Indebtedness) or entered into any transaction or series of transactions other than in the ordinary course of business and consistent with past practice, except for this Agreement and the transactions contemplated hereby; (f) suffered any material theft, damage, destruction or casualty loss, whether or not covered by insurance; (g) suffered any extraordinary losses (whether or not covered by insurance); (h) waived, canceled, compromised or released any rights having value; (i) made or adopted any change in its accounting practices or policies; (j) made any adjustment to its books and records, other than in the ordinary course of business and consistent with past practice; (k) entered into, modified or terminated any material transaction or arrangement with (or for the benefit of) any Affiliate, or made any payment or transferred any assets to any Affiliate; (l) terminated, amended or modified any Medidata Material Contract; (m) permitted the imposition of any Lien on any of its material assets; (n) delayed paying any material liabilities, except to the extent being contested in good faith; (o) suffered or been subject to any event, condition or circumstance which is reasonably likely to have a Material Adverse Effect on any Contributed Entity; (p) declared or paid any dividend or distribution; (q) accelerated the collection of any material receivable or delayed the payment of any material payable, other than in the ordinary course of business consistent with past practices, (r) issued, sold or pledged, or authorized or proposed the issuance, sale or pledge of additional shares of capital stock of any class or any other equity interest of any Contributed Entity or (s) agreed to do or authorized any of the foregoing.

r. Employee Relations. Except as set forth on Schedule 2(r), no Contributed Entity is involved in any labor union dispute nor, to the Knowledge of the Buyer, is any such dispute threatened. To the Knowledge of the Buyer, none of the employees of any of the Contributed Entities is or has been a member of a union that relates, or following the Closing will relate, to such employee’s relationship with such Contributed Entity, and no Contributed Entity is or following the Closing will be, a party to a collective bargaining agreement. The current employees of the Contributed Entities constitute all of the employees necessary to conduct the Contributed Entities’ business as presently conducted and as proposed to be conducted (as described to Company prior to the date hereof). Except as set forth on Schedule 2(r), to the Knowledge of the Buyer, no such employee is, has been, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the employment of each such individual does not, has not and will not subject the any of the Contributed Entities to any material liability with respect to any of the foregoing matters. To the Buyer’s Knowledge, each of the Contributed Entities is in compliance in all material respects with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours. Each of the Contributed Entities is in compliance in all material respects with all Laws relating to employee benefits and employee benefit plans (as such terms are defined in ERISA).

s. Intellectual Property Rights. Except as set forth on Schedule 2(s), the Contributed Entities own or possess adequate rights or licenses to use all trademarks, trademark applications and registrations, trade names, service marks, service mark registrations, service names, patents, patent rights, patent applications, copyrights (whether or not registered), inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as conducted as of the date this representation is made. Except as set forth in Schedule 2(s), (i) none of the rights of the any of the Contributed Entities in its Intellectual Property have expired or terminated, or are expected to expire or terminate within five (5) years from the date of this Agreement, (ii) there has been no infringement by any of the Contributed Entities or, to the Buyer’s Knowledge, any of the Contributed Entities’ licensors or licensees of any Intellectual Property rights of others, (iii) to the Buyer’s Knowledge, there has been no infringement by any third parties of any Intellectual Property owned or licensed by any of the Contributed Entities, or of any development of similar or identical trade secrets or technical information by others, (iv) there is no claim, action or proceeding pending or threatened in writing against, any of the Contributed Entities or, to the Buyer’s Knowledge, any of their respective licensors regarding their Intellectual Property or infringement of other Intellectual Property rights, and there is no claim, action or proceeding pending or threatened in writing against any of the Contributed Entities or, to the Buyer’s Knowledge, any of their respective licensors regarding their Intellectual Property or infringement of other Intellectual Property rights, (v) there are no facts or circumstances that could reasonably be expected to give rise to any of the foregoing, (vi) there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned or licensed by any of the Contributed Entities, and (vii) none of the technology employed by any of the Contributed Entities has been obtained or is being used by any of the Contributed Entities in violation of any material contractual obligation binding on any of the Contributed Entities or is being used by any of the officers, directors or employees of the Contributed Entities on behalf of any of the Contributed Entities in violation of the material rights of any Person or Persons. The Contributed Entities have taken commercially reasonable security measures to protect the secrecy, confidentiality and the value of all of their material Intellectual Property.

t. Environmental Laws. Except as set forth on Schedule 2(t), each of the Contributed Entities (i) is in compliance in all material respects with Environmental Laws (as defined below), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted, and (iii) is in material compliance with all terms and conditions of any such permit, license or approval. Except as set forth on Schedule 2(t), the Buyer has no Knowledge of any current or prior liability of any Contributed Entity for such Contributed Entity’s failure to comply with any Environmental Law.

u. Insurance. Each Contributed Entity are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Contributed Entities are engaged. All of the Contributed Entities’ insurance policies are in full force and effect and are valid, outstanding and enforceable, and all premiums with respect thereto are currently paid and no basis exists for early termination of any of such insurance policies on the part of the insurer thereunder. None of the Contributed Entities has failed to give any notice or present any claim under any such insurance policies in due and timely fashion, and there are no outstanding unpaid claims under any such insurance policies. No Contributed Entity has been refused any insurance coverage sought or applied for, and no Contributed Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a material increase in the Contributed Entities’ current cost of such insurance.

v. Tax Status. Each Contributed Entity (i) has filed all federal, state and foreign income and all other tax returns, reports and declarations required to be filed and all such returns, reports and declarations are true and accurate in all material respects, (ii) has paid all taxes (whether or not shown on any tax return) required to be paid, except those being contested in good faith and for which such Contributed Entity has made appropriate reserves on its books, (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply and (iv) has withheld and paid to the appropriate taxing authority or other governmental body all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. Except as set forth on Schedule 2(v), there are no unpaid taxes claimed in writing to be due from any of the Contributed Entities by the taxing authority of any jurisdiction which, individually or in the aggregate, is expected to have a Material Adverse Effect on any Contributed Entity, and there is no basis for any such claim. No Contributed Entity is a “United States real property holding corporation” (“USRPHC”) as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

w. Transactions With Affiliates. Except as set forth on Schedule 2(w), no Related Party of the Buyer or any of the Contributed Entities, nor any Affiliate thereof, is presently, has been within the past three years, or will be as a result of the transactions contemplated by this Agreement and the other Transaction Documents, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with any of the Contributed Entities, whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. No Related Party of the Buyer or any of the Contributed Entities, or any of their respective Affiliates, other than Telefonica, S.A. and its Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 2% of the outstanding common stock of a publicly traded corporation) in which any of the Contributed Entities has any direct or indirect ownership interest or with which any of the Contributed Entities competes or has a business relationship.

x. Foreign Corrupt Practices. None of the Contributed Entities, nor any director, officer, agent, employee or other person acting on behalf of any Contributed Entity has, in the course of its actions for, or on behalf of, such Contributed Entity, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

y. Outstanding Indebtedness; Liens. Except as set forth on Schedule 2(y), (i) no Contributed Entity has, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents will not have, any outstanding Indebtedness other than Permitted Indebtedness, (ii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, Liens on any of the assets of the Contributed Entities other than Permitted Liens, and (iii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, financing statements securing obligations of any amounts owed by any of the Contributed Entities filed against any of the Contributed Entities or any of their respective assets, other than those relating to Permitted Liens.

z. Real Property. Except as set forth on Schedule 2(z), no Contributed Entity owns any real property. Schedule 2(z) contains a complete and correct list of all the real property owned or leased by each Contributed Entity, which list identifies all of the real property and specifies which Contributed Entity leases, owns or possesses each item of real property. Schedule 2(z) also contains a complete and correct list of all real property leases. Except as set forth in Schedule 2(z), all of the real property leases are valid and in full force and effect and are enforceable against all parties thereto. Except as set forth in Schedule 2(z), no Contributed Entity nor, to the Buyer’s Knowledge, any other party thereto is in default in any material respect under any of such real property leases and no event has occurred which with the giving of notice or the passage of time or both would constitute a default under, or otherwise give any party the right to terminate, any of such real property leases, or could adversely affect any of the Contributed Entity’s interest in and title to the real property subject to any of such real property leases. No real property lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby.

aa. Investment Company. Neither the Buyer nor any Contributed Entity is, and upon Closing will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.

bb. Stock Options. Except as set forth on Schedule 2(bb), none of the Contributed Entities has any stock option, restricted stock award or similar securities outstanding.

cc. Rights Agreement. There is no stockholder rights plan or similar arrangement in effect relating to accumulations of beneficial ownership of the capital stock of any Contributed Entity or a change in control of any Contributed Entity.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants, as of the date of this Agreement and as of the Closing Date as though made as of the Closing, to Buyer that except as set forth in the Schedules to this Agreement delivered by the Company to Buyer or as otherwise disclosed in the SEC Documents:

a. Organization and Qualification; Subsidiaries. Set forth in Schedule 3(a) is a true and correct list of the Company’s Subsidiaries and the jurisdiction in which each is organized or incorporated, together with the authorized and outstanding Capital Stock or other equity interests of each such entity. Other than with respect to the entities listed on Schedule 3(a), the Company does not directly own any security, equity interest or beneficial ownership interest in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person. Each of the Company and its Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized or formed and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted by the Company and its Subsidiaries. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted or proposed to be conducted by the Company and its Subsidiaries will make such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as set forth in Schedule 3(a), the Company holds all right, title and interest in and to 100% of the Capital Stock, equity or similar interests of each of its Subsidiaries, in each case, free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Subsidiary owns capital stock or holds an equity or similar interest in any other Person.

b. Authorization; Enforcement; Validity. The Company is a duly organized and validly existing corporation and has the requisite corporate or other organizational power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the Shares to be issued at the Closing, have been duly authorized by the board of directors (or a committee thereof), trustees, stockholders, other equityholders or holders of beneficial interests of the Company, if required, and no further consent or authorization is required by the Company or its board of directors, trustees, stockholders, other equityholders or holders of beneficial interests. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity.

c. Capitalization. The authorized Capital Stock of the Company consists of 235,000,000 shares, of which 200,000,000 are designated as Common Stock, par value $.00001 (the “Common Stock”) and 35,000,000 are designated as Preferred Stock, par value $.00001 (the “Preferred Stock”). 6,500,000 shares of Preferred Stock are designated as Series A Convertible Preferred Stock and 14,074,074 shares of Preferred Stock are designated as Series B Convertible Preferred Stock. 4,118,263 shares of Preferred Stock are outstanding. All outstanding Preferred Stock will be automatically converted into 1,801,740 shares of Common Stock immediately following consummation of the Closing. Of the Common Stock authorized:

(i) 27,730,220 shares are issued and outstanding;

(ii) 8,750,000 shares are reserved for issuance pursuant to the Company’s stock option, restricted stock and employee stock purchase plans described in the SEC Documents (the “Equity Plans”); and

(iii) 1,437,384 shares are reserved for issuance pursuant the Company’s outstanding warrants described on Schedule 3(c)(iii) (the “Existing Warrants”).

No shares of Common Stock are reserved for issuance under any plan, agreement or arrangement, other than shares of Common Stock reserved for issuance under the Equity Plans and with respect to the Existing Warrants and except as described in the foregoing provisions of this Section 3(c), there are no shares of Capital Stock, Options, Convertible Securities or other equity securities of the Company authorized, issued or outstanding, and the Company is not under any current or future obligations to issue any such shares of Capital Stock, Options, Convertible Securities or other equity securities of the Company. All of the outstanding and issuable shares of Capital Stock have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable. Schedule 3(c) sets forth a list of all outstanding Options and Existing Warrants and the exercise or conversion price for each.

Except as set forth on Schedule 3(c):

(1) no shares of the Capital Stock of the Company or any of its Subsidiaries are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company or any of its Subsidiaries;

(2) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of Capital Stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of Capital Stock of the Company or any of its Subsidiaries;

(3) to the Knowledge of the Company, there are no voting trusts, proxies or other agreements, commitments or understandings of any character with respect to the voting of any shares of Capital Stock of the Company or any of its Subsidiaries, and there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement);

(4) there are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries;

(5) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Shares;

(6) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and

(7) to the Company’s Knowledge, no officer or director of the Company or beneficial owner of any of the Company’s outstanding Common Stock has pledged Common Stock in connection with a margin account or other loan secured by such Common Stock.

The Company has furnished to the Buyer true and correct copies of:

(X) The Company’s Certificate of Incorporation, as amended and in effect (the “Certificate of Incorporation”); and

(Y) The Company’s Bylaws, as amended and in effect (the “Bylaws”).

Except as set forth on Schedule 3(c), all of the equity interests of each of the Subsidiaries are certificated or otherwise represented in tangible form.

d. Issuance of Securities. The Shares are duly authorized. Upon issuance of the Shares, such Shares will be validly issued, fully paid and nonassessable and free from taxes and Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Shares is exempt from registration under the 1933 Act and any other applicable Securities Laws.

e. No Conflicts. Except as set forth on Schedule 3(e), the execution and delivery of this Agreement and the other Transaction Documents by the Company and each of its Subsidiaries, the performance by the Company and each of its Subsidiaries of its obligations hereunder and thereunder and the consummation by the Company and each of its Subsidiaries of the transactions contemplated hereby and thereby (including the reservation for issuance and the issuance of the Shares) will not:

(i) result in a violation of the certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing documents, as applicable, of the Company and/or its Subsidiaries;

(ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or passage of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture, instrument or other document to which the Company and/or its Subsidiaries is a party or by which the Company and/or its Subsidiaries is bound; or

(iii) result in a violation of any Law, rule, regulation, order, judgment or decree (including Securities Laws and the rules and regulations, if any, of the Principal Market) applicable to the Company and/or its Subsidiaries or by which any property or asset of the Company and/or its Subsidiaries is bound or affected.

Neither the Company nor any of its Subsidiaries is in violation of any term of its certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing document, as applicable. Neither the Company nor any of its Subsidiaries is or has been in violation of any term of or in default under (or with the giving of notice or passage of time or both would be in violation of or default under) (x) any material contract, agreement, mortgage, indebtedness, indenture, instrument, document, judgment, decree or order of the Company or its Subsidiaries or (y) any Law applicable to the Company or its Subsidiaries. Except for the filings and listings expressly contemplated by the Registration Rights Agreement, neither the Company nor any of its Subsidiaries is, has been, or will be required to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Entity in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company or any of its Subsidiaries is or has been required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement and prior to the date of the effectiveness of such requirement.

f. SEC Documents; Financial Statements.

(i) Except as set forth on Schedule 3(f)(i), since February 13, 2006 the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date this representation is made (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being referred to herein as the “SEC Documents” and the Company’s consolidated balance sheet as of March 31, 2010, as included in the Company’s quarterly report on Form 10-Q for the period then ended, as filed with the SEC on May 19, 2010, being referred to herein as the “Most Recent Balance Sheet”). Each of the SEC Documents was filed with the SEC via the SEC’s EDGAR system within the time frames prescribed by the SEC for the filing of such SEC Documents such that each filing was timely filed with the SEC (with giving effect to any extensions of time permitted by Rule 12b-25 under the 1934 Act). As of their respective dates, the SEC Documents complied in all material respects with the Securities Laws. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment or supplement has not been filed and made publicly available on the SEC’s EDGAR system no less than five (5) Business Days prior to the date this representation is made. Except as set forth on Schedule 3(f)(i), the Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.

(ii) As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents for the years ended December 31, 2009, December 31, 2008 and December 31, 2007 are accurate and complete and have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the dates and for the periods indicated therein and have been examined and audited by the Company’s independent auditors in accordance with auditing standards generally accepted by international accounting firms.

(iii) Since February 13, 2006, none of the Company, its Subsidiaries and their respective officers, directors and Affiliates or, to the Company’s Knowledge, any stockholder of the Company has made any filing with the SEC or issued any press release on behalf of the Company or any of its Subsidiaries or otherwise relating to the Company or any of its Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading or has provided any other information to the Buyer that, considered in the aggregate, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

(iv) Except as set forth in Schedule 3(f)(iv), the Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date this representation is made and in effect on the date this representation is made and to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to its reports filed or made with the SEC under the 1934 Act.

(v) The accounting firm that has expressed its opinion with respect to the consolidated financial statements included in the Company’s most recently filed annual report on Form 10-K (the “Audit Opinion”) is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and such firm was otherwise qualified to render the Audit Opinion under applicable Securities Laws. Each accounting firm that since such filing has conducted or will conduct a review or audit of any of the Company’s consolidated financial statements is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC and is otherwise qualified to conduct such review or audit and render an audit opinion under applicable Securities Laws.

(vi) There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents at least five (5) Business Days prior to the date of this Agreement.

(vii) Since February 13, 2006, there have been no internal or SEC inquiries or investigations (formal or informal) regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer, board of directors or any committee thereof of the Company or any of its Subsidiaries.

(viii) The Company is not a “shell company” (as defined in Rule 12b-2 under the 1934 Act).

g. Sarbanes-Oxley Compliance; Internal Accounting Controls; Disclosure Controls and Procedures; Books and Records.

(i) Except for as set forth in the SEC Documents and on Schedule 3(g)(i), the Company and its Subsidiaries are in all material respects in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (collectively, “Sarbanes-Oxley”).

(ii) Since February 13, 2006, except as set forth on Schedule 3(g)(ii), neither the Company nor any of its Subsidiaries nor any director or officer, of the Company or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

(iii) Except as set forth on Schedule 3(g)(iii), no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to their respective boards of directors or any committee thereof or pursuant to Section 307 of Sarbanes-Oxley.

(iv) Except as set forth in the SEC Documents and on Schedule 3(g)(iv), the Company has, and has caused each of its Subsidiaries to, at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP consistently applied.

(v) Except as set forth in the SEC Documents and on Schedule 3(g)(v), the Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act.

(vi) Except as set forth in the SEC Documents and on Schedule 3(g)(vi), the Company maintains internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act.

h. Absence of Certain Changes. Except as set forth on Schedule 3(h) or in the SEC Documents, since the end of its most recent fiscal year, the Company has not entered into or committed to enter into any transaction outside the ordinary course of business consistent with past practices, and, in particular and without limitation, the Company has not: (a) paid any bonus to or increased the rate of compensation of any of its officers, directors, independent contractors or employees or amended any other terms of employment or engagement of such Persons; (b) sold, leased or transferred any of its material properties or assets, other than sales of inventory in the ordinary course of business and consistent with past practice; (c) made or obligated itself to make any capital expenditures, other than in the ordinary course of business and consistent with past practice; (d) made any payments in respect of its liabilities, other than in the ordinary course of business consistent with past practice; (e) incurred any material obligations or liabilities (including any Indebtedness) or entered into any transaction or series of transactions other than in the ordinary course of business and consistent with past practice, except for this Agreement and the transactions contemplated hereby; (f) suffered any material theft, damage, destruction or casualty loss, whether or not covered by insurance; (g) suffered any extraordinary losses (whether or not covered by insurance); (h) waived, canceled, compromised or released any rights having value; (i) made or adopted any change in its accounting practices or policies; (j) made any adjustment to its books and records, other than in the ordinary course of business and consistent with past practice; (k) entered into, modified or terminated any material transaction or arrangement with (or for the benefit of) any Affiliate, or made any payment or transferred any assets to any Affiliate; (l) terminated, amended or modified any Material Contract; (m) permitted the imposition of any Lien on any of its material assets; (n) delayed paying any material liabilities, except to the extent being contested in good faith; (o) suffered or been subject to any event, condition or circumstance which is reasonably likely to have a Material Adverse Effect on the Company and/or its Subsidiaries; (p) declared or paid any dividend or distribution; (q) accelerated the collection of any material receivable or delayed the payment of any material payable, other than in the ordinary course of business consistent with past practices, (r) issued, sold or pledged, or authorized or proposed the issuance, sale or pledge of additional shares of capital stock of any class or any other equity interest of the Company and/or its Subsidiaries; or (s) agreed to do or authorized any of the foregoing.

i. Absence of Litigation. Except as set forth on Schedule 3(i) or as disclosed in the SEC Documents, (i) there has at no time been any Litigation before or by any court, public board, Governmental Entity, self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their material assets, and (ii) to the Company’s Knowledge, no director or officer of the Company or any of its Subsidiaries has been involved in securities-related Litigation during the past five (5) years. No Litigation disclosed in the SEC Documents or on Schedule 3(i) is material to the business, operations, results of operations, condition (financial or otherwise), or properties of the Company or any of its Subsidiaries in any respect.

j. Full Disclosure; No Undisclosed Events, Liabilities, Developments or Circumstances. Since March 31, 2010 or as set forth in the SEC Documents, there has been no Material Adverse Effect on the Company or any of its Subsidiaries and no circumstances exist that, individually or in the aggregate, could reasonably be expected to be, cause or have a Material Adverse Effect on the Company or any of its Subsidiaries. Except (A) as and to the extent disclosed or reserved against on the Most Recent Balance Sheet, (B) as incurred since the date thereof in the ordinary course of business consistent with past practice, or (C) as set forth on Schedule 3(j), neither the Company, nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether fixed or unfixed, known or unknown, secured or unsecured, absolute, accrued, contingent or otherwise and whether due or to become due. No representation or warranty or other statement made by the Company in this Agreement or any of the other Transaction Documents, the Schedules hereto or any certificate or instrument delivered pursuant to this Agreement contains any untrue statement or omits to state a material fact necessary to make any such statement, in light of the circumstances in which it was made, not misleading.

k. No General Solicitation. Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Shares.

l. No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the Shares under the 1933 Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any other regulatory or self-regulatory authority.

m. Employee Relations. Except as set forth on Schedule 3(m), neither the Company nor any of its Subsidiaries is involved in any labor union dispute nor, to the Knowledge of the Company, is any such dispute threatened. To the Knowledge of the Company, none of the employees of either the Company or any of its Subsidiaries is or has been a member of a union that relates, or following the Closing will relate, to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is or following the Closing will be, a party to a collective bargaining agreement. No executive officer (as defined in Rule 3b-7 under the 1934 Act), nor any other individual whose termination would be required to be disclosed on a Current Report on Form 8-K, has notified the Company that such individual intends to leave the Company or otherwise terminate such individual’s employment with the Company. The current employees of the Company and its Subsidiaries constitute all of the employees necessary to conduct the Company’s business as presently conducted and as proposed to be conducted (as described to Buyer prior to the date hereof). Except as set forth on Schedule 3(m), to the Knowledge of the Company, no such employee is, has been, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the employment of each such individual does not, has not and will not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters. To the Company’s Knowledge, the Company and each of its Subsidiaries is in compliance in all material respects with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours. The Company and each of its Subsidiaries is in compliance in all material respects with all Laws relating to employee benefits and employee benefit plans (as such terms are defined in ERISA).

n. Intellectual Property Rights. Except as set forth on Schedule 3(n), the Company and its Subsidiaries own or possess adequate rights or licenses to use all Intellectual Property necessary to conduct their respective businesses as conducted as of the date this representation is made. Except as set forth in Schedule 3(n), (i) none of the rights of the Company or any of its Subsidiaries in its Intellectual Property have expired or terminated, or are expected to expire or terminate within five (5) years from the date of this Agreement, (ii) there has been no infringement by the Company or any of its Subsidiaries or, to the Company’s Knowledge, any of the Company’s or any of its Subsidiaries’ licensors or licensees of any Intellectual Property rights of others, (iii) to the Company’s Knowledge, there has been no infringement by any third parties of any Intellectual Property owned or licensed by the Company or any of its Subsidiaries, or of any development of similar or identical trade secrets or technical information by others, (iv) there is no claim, action or proceeding pending or threatened in writing against, the Company, any of its Subsidiaries or, to the Company’s Knowledge, any of their respective licensors regarding their Intellectual Property or infringement of other Intellectual Property rights, and there is no claim, action or proceeding pending or threatened in writing against the Company, any of its Subsidiaries or, to the Company’s Knowledge, any of their respective licensors regarding their Intellectual Property or infringement of other Intellectual Property rights, (v) there are no facts or circumstances that could reasonably be expected to give rise to any of the foregoing, (vi) there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned or licensed by the Company or any of its Subsidiaries, and (vii) none of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any material contractual obligation binding on the Company or any of its Subsidiaries or is being used by any of the officers, directors or employees of the Company or of its Subsidiaries on behalf of the Company or any of its Subsidiaries in violation of the material rights of any Person or Persons. The Company and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and the value of all of their material Intellectual Property.

o. Environmental Laws. Except as set forth on Schedule 3(o), each of the Company and its Subsidiaries (i) is in compliance in any material respects with Environmental Laws (as defined below), (ii) has no Knowledge of any current or prior liability for failure to materially comply with any Environmental Law, (iii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted, and (iv) is in material compliance with all terms and conditions of any such permit, license or approval.

p. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. All of the Company’s insurance policies are in full force and effect and are valid, outstanding and enforceable, and all premiums with respect thereto are currently paid and no basis exists for early termination of any of such insurance policies on the part of the insurer thereunder. None of Company or its Subsidiaries has failed to give any notice or present any claim under any such insurance policies in due and timely fashion, and there are no outstanding unpaid claims under any such insurance policies. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to result in a material increase in the Company’s current cost of such insurance.

q. Compliance with Laws and Regulatory Permits. Except as set forth on Schedule 3(q):

(i) The Company and its Subsidiaries is and has been in material compliance with all laws, regulations and orders applicable to it. Neither the Company nor any of its Subsidiaries has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or, to the Knowledge of the Company, threatened.

(ii) The Company and its Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (“Permits”), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit. The Company and its Subsidiaries are in compliance with the Permits in all material respects, and have no Knowledge that they will not be able to obtain necessary Permits as and when necessary to enable the Company and its Subsidiaries to conduct their respective businesses.

r. Principal Market. The Company is not in violation of any of the rules, regulations or requirements of the OTC Bulletin Board (the “Principal Market”) and has no Knowledge of any facts or circumstances which would reasonably lead to suspension or termination of the trading of the Common Stock on the Principal Market in the foreseeable future. Since December 31, 2009, (i) the Company’s Common Stock has been quoted on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or on the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or termination of the trading of the Common Stock on the Principal Market.

s. Tax Status. The Company and each of its Subsidiaries (i) has filed all federal, state and foreign income and all other tax returns, reports and declarations required to be filed and all such returns, reports and declarations are true and accurate in all material respects, (ii) has paid all taxes (whether or not shown on any tax return) required to be paid, except those being contested in good faith and for which the Company has made appropriate reserves on its books, (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply and (iv) has withheld and paid to the appropriate taxing authority or other governmental body all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. There are no unpaid taxes claimed in writing to be due from the Company or any of its Subsidiaries by the taxing authority of any jurisdiction which, individually or in the aggregate, is expected to have a Material Adverse Effect on the Company or any of its Subsidiaries, and there is no basis for any such claim. Neither the Company nor any of its Subsidiaries is a USRPHC as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

t. Transactions With Affiliates. Except as set forth on Schedule 3(t) or in the SEC Documents, no Related Party of the Company or any of its Subsidiaries, nor any Affiliate thereof, is presently, has been within the past three years, or will be as a result of the transactions contemplated by this Agreement and the other Transaction Documents, a party to any material transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company or any of its Subsidiaries, whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. No Related Party of the Company or any of its Subsidiaries, or any of their respective Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 2% of the outstanding common stock of a publicly traded corporation) in which the Company or any of its Subsidiaries has any direct or indirect ownership interest or with which the Company or any of its Subsidiaries competes or has a business relationship.

u. Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware to the transactions contemplated by this Agreement, the Company’s issuance of the Shares in accordance with the terms hereof and the Buyer’s ownership and voting of the Shares. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

v. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

w. Outstanding Indebtedness; Liens. Except as set forth on Schedule 3(w), (i) neither the Company nor any of its Subsidiaries has, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents will not have, any outstanding Indebtedness other than Permitted Indebtedness, (ii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, Liens on any of the assets of the Company and its Subsidiaries other than the Permitted Liens, and (iii) there are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, financing statements securing obligations of any amounts owed by the Company or any of its Subsidiaries filed against the Company or any of its Subsidiaries or any of their respective assets, other than those relating to Permitted Liens.

x. Real Property. Neither the Company nor any of its Subsidiaries owns any real property. Schedule 3(x) contains a complete and correct list of all the real property owned or leased by the Company or any of its Subsidiaries, which list identifies all of the real property and specifies which of the Company and its Subsidiaries leases, owns or possesses each item of real property. Schedule 3(x) also contains a complete and correct list of all real property leases. Except as set forth in Schedule 3(x), all of the real property leases are valid and in full force and effect and are enforceable against all parties thereto. Except as set forth in Schedule 3(x), neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in default in any material respect under any of such real property leases and no event has occurred which with the giving of notice or the passage of time or both would constitute a default under, or otherwise give any party the right to terminate, any of such real property leases, or could adversely affect the Company’s or any of its Subsidiaries’ interest in and title to the real property subject to any of such real property leases. No real property lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby.

y. Tangible Assets. The Company and its Subsidiaries have good and marketable title to all of the tangible assets that are material to their businesses (the “Assets”), in each case free and clear of any Lien, other than Permitted Liens. The Assets include all tangible assets necessary for the conduct of the Company’s and its Subsidiaries businesses as presently proposed to be conducted. The Assets that are facilities, fixtures, equipment, and other personal property have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are now used and proposed to be used. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any such Assets, or any interests therein.

z. Material Contracts. The Company is not subject to any material contract, as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC other than those material contracts set forth on Schedule 3(z) (the “Material Contracts”). Other than as disclosed in the SEC Documents, the Company or one of its Subsidiaries, as applicable, has performed all material obligations required to be performed by it to date under each of its Material Contracts, and neither the Company nor any of its Subsidiaries, as applicable, nor, to the Company’s Knowledge, any other party to any Material Contract has breached or improperly terminated any Material Contract, or is in default under any Material Contract, and there exists no condition or event which, after notice or lapse of time or both, would constitute any such breach, termination or default. Each of the Material Contracts is in full force and effect, and is a legal, binding and enforceable obligation of or against the parties thereto, and no Material Contract will fail to be the legal, binding and enforceable obligation of or against the parties thereto as a result of the transactions contemplated by this Agreement and the Transaction Documents. Neither the Company nor any of its Subsidiaries, as applicable, has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Material Contract. Neither the Company nor any of its Subsidiaries, as applicable, has received any written notice of the intention of any party to terminate any Material Contract or repudiate any provision thereof.

aa. Investment Company. The Company is not, and upon Closing will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.

bb. Stock Options. Except as set forth on Schedule 3(bb), every Option issued by the Company pursuant to the Equity Plans (i) has (or, if no longer outstanding, had), with respect to each share of Common Stock into which it is convertible or for which it is exercisable or exchangeable, an exercise price equal to or greater than the fair market value per share of Common Stock on the date of grant of such Option, (ii) was issued in compliance with the terms of the plan under which it was issued and in compliance with applicable Laws, rules and regulations, including the rules and regulations of the Principal Market, and (iii) has been accounted for in accordance with GAAP and otherwise been disclosed accurately and completely and in accordance with the requirements of the Securities Laws, including Rule 402 of Regulation S-K promulgated by the SEC, and the Company has paid, or properly reserved for, all taxes payable with respect to each such Option (including with respect to the issuance and exercise thereof), and has not deducted any amounts from its taxable income that it is not entitled to deduct with respect to any such stock option (including the issuance and exercise thereof).

cc. FCC.

(i) Schedule 3(cc) identifies and includes a complete list of all Licenses relating to the operation of the business of the Company in American Samoa. Except as set forth on Schedule 3(cc), each such License was validly issued by the FCC, is in full force and effect, has not been revoked, canceled, rescinded, or terminated, and the Company is the authorized legal holder thereof. The Licenses listed on Schedule 3(cc) constitute all of the licenses, permits and other authorizations required from any Governmental Entity (including the FCC) and required under the Communications Act for the lawful conduct of the business as operated by the Company in American Samoa on the date hereof. The Licenses are not subject to any conditions not listed on the Licenses.

(ii) Except as set forth on Schedule 3(cc), and except for any FCC investigations, rulemakings or other proceedings affecting the television broadcasting industry generally, there is no pending, or to the Knowledge of Company, threatened investigation by or before the FCC, or any order to show cause, notice of violation, notice of apparent liability, notice of forfeiture or complaint by, before or with the FCC with respect to the business of the Company in American Samoa. Except as set forth on Schedule 3(cc), there is not pending any action by or before the FCC to revoke, suspend, cancel, rescind or adversely modify any of the Licenses relating to such business in American Samoa (other than proceedings to amend FCC rules of general applicability) or which would reasonably be expected to result in the issuance of a cease-and-desist order, the imposition of any administrative or judicial sanction with respect to the business in American Samoa, nor does the Company have Knowledge of any facts that would reasonably be expected to result in any of the above.

(iii) Except as set forth on Schedule 3(cc), the Company has fulfilled and performed in all material respects its obligations under the Communications Act and the Licenses relating to its business in American Samoa, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material violation or non-compliance with the Communications Act or the terms of any such Licenses. Except as set forth on Schedule 3(cc), the Company has not received any written notice of any violation of any such Licenses or the Communications Act relating to the business in American Samoa nor does the Company have any Knowledge of any facts that would reasonably be expected to result in such a violation.

4. AFFIRMATIVE COVENANTS.

a. Further Assurances. Subject to the terms and conditions herein provided, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to satisfy the conditions to Closing to be satisfied by it and to consummate and make effective the transactions contemplated by this Agreement and make effective, in the most expeditious manner practicable, including, without limitation, using commercially reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using commercially reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each Party shall use commercially reasonable efforts to take all such necessary action.

b. Access to Information. From the date of this Agreement until the earlier to occur of the Closing Date or the termination of this Agreement, each Party shall afford to the other Party and such Party’s Representatives reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of such Party thereof, to the officers, employees, accountants, agents, properties, offices and other facilities and to all books, records, contracts and other assets of such Party, and each Party shall furnish promptly to the other Party such other information concerning the business and properties of such Party as the other Party may reasonably request from time to time.

c. Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, issuance to the Buyers at the Closing pursuant to this Agreement under applicable Securities Laws of the states of the United States, and shall provide to Buyer evidence of any such action so taken on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable Securities Laws of the states of the United States. The Buyer and each Contributed Entity shall cooperate with and promptly furnish to the Company any information reasonably requested by the Company in connection with the foregoing.

d. Reporting Status. During the period commencing on the date of this Agreement and ending on the Closing Date (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the Securities Laws otherwise would permit such termination. Notwithstanding the foregoing, a decision by the Buyer to take the Company private or to suspend reporting shall act as a waiver of this requirement.

e. Internal Accounting Controls. During the Reporting Period, the Company shall, and, shall cause each of its Subsidiaries to:

(i) at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP consistently applied;

(ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences;

(iii) timely file and make publicly available on the SEC’s EDGAR system, all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes Oxley with respect to any Periodic Reports;

(iv) maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act, and to cause such disclosure controls and procedures to be effective at all times to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (B) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure; and

(v) maintain internal control over financial reporting required by Rule 13a-14 or Rule 15d-14 under the 1934 Act, and to cause such internal control over financial reporting to be effective at all times and not contain any material weaknesses.

f. Disclosure of Transactions and Other Material Information.

(i) By the fourth (4th) Business Day following the Closing Date, the Company shall file a Form 8-K (the “Announcing Form 8-K”) with the SEC. The Announcing Form 8-K, shall comply fully with the applicable 8-K rules and shall describe the terms of the transactions contemplated by the Transaction Documents, including the purchase of the Shares. The Company shall file all exhibits relating to this Agreement required to be filed by the SEC and Securities Laws or other Laws as exhibits to the Company’s Annual Report on Form 10-K to be filed with the SEC on or around April 15, 2011. The Buyer and each Contributed Entity shall cooperate with and promptly furnish to the Company any information reasonably requested by the Company in connection with the preparation and filing of the Announcing Form 8-K.

(ii) Subject to the agreements and covenants set forth in this Section 4(f), neither Party shall issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Party; provided, however, that the Parties shall be entitled, without the prior approval of the other Party, to make any press release with respect to such transactions (A) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (B) as is required by applicable Law including the regulations of applicable Spanish Governmental Entities.

(iii) Notwithstanding any provision herein to the contrary, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective Affiliates, officers, directors, employees and agents not to, provide the Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC, without the express prior written consent of the Buyer, other than notices required under the Transaction Documents which may constitute material non-public information. Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to the Buyer contains material, nonpublic information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Buyer contemporaneously with delivery of such notice or communication, and such indication shall provide the Buyer the means to refuse to receive such notice or communication other than notices required under the Transaction Documents which may constitute material non-public information; and in the absence of any such indication, the holders of the Shares shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to the Company or any of its Subsidiaries.

(iv) As of the Closing, each of the Medidata Financial Statements and any financial statements of the Contributed Entities prepared after the date hereof shall be in proper form and will satisfy: (i) the historical financial statement requirements of Form 8-K promulgated by the SEC for a material acquisition by the Company, and (ii) the reporting requirements of the SEC set forth in Regulations S-K and S-X with respect to the Company’s ongoing periodic reporting obligations. In addition, the independent accountants of the Buyer shall consent to the use of their reports with respect to any Medidata Financial Statements in connection with any of the Company’s periodic filings following the Closing.

g. Pledge of Securities. The Company acknowledges that the Buyer and its Subsidiaries, including the Contributed Entities, have obtained, and may in the future obtain, institutional financing and agrees that the Shares of the Buyer may be pledged by the Buyer or its transferees (each, including the Buyer, an “Investor”) in connection with any such institutional secured financings. The pledge of Shares shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and no Investor effecting any such pledge of Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by an Investor.

h. FCC Consents.

(i) As promptly as practicable after the execution and delivery of this Agreement, Company and Buyer shall prepare, execute and file with the FCC the FCC Applications. Company and Buyer agree to prosecute the FCC Applications with all reasonable diligence and take all steps reasonably necessary and otherwise use their commercially reasonably efforts to obtain the FCC Consents as expeditiously as possible, including the filing of all appropriate or necessary supplemental filings and amendments and vigorously contesting and opposing any petitions, objections, challenges or requests for reconsideration thereof. No party shall take any action not contemplated by this Agreement that such party knows would adversely affect obtaining the FCC Consents. Each party will promptly provide the other party with true, complete and correct copies of all pleadings, orders, filings or other documents served on them related to the FCC Applications or the FCC Consents. All filing fees related to the FCC Applications shall be borne equally by Company and Buyer.

(ii) The Company will use commercially reasonable efforts to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), divest itself of, or limit the ownership or operations of all or any material portion of its businesses, assets or operations (including but not limited to the assets of the Company in the South Pacific or other assets to be approved by the Buyer) in order to obtain the FCC Consent. Notwithstanding anything to the contrary contained in this Agreement, neither the Buyer, nor any of their respective Affiliates shall be required to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), divest itself of, or limit the ownership or operations of all or any material portion of its businesses, assets or operations.

(iii) If the Closing shall not have occurred for any reason within the original effective period of the FCC Consents and this Agreement shall not have been terminated, the parties hereto shall jointly request an extension (or extensions, as necessary) of the effective period of the FCC Consents. No extension of the FCC Consents shall limit the rights of any party to exercise its rights under Article 10.

i. Stock Plan. The Company shall cause a stock incentive plan (the “Stock Plan”) to be authorized and approved by all necessary parties to replace the existing stock incentive plans of the Company. The Stock Plan shall have terms and conditions as set forth on Schedule 4(i) and otherwise as reasonably acceptable to each of the Company and the Buyer.

j. Governance. For the intended benefit of the shareholders of the Company other than the Buyer, following the Closing, the Buyer agrees that it shall, in its capacity as a shareholder of the Company, and shall seek to cause any director nominated by it to, comply with all applicable Laws governing or relating to the fair treatment of the minority shareholders of the Company, provided that the foregoing covenant shall not be deemed to imply any additional duties on Buyer or any directors of the Company, other than in accordance with Law.

k. D&O Insurance. The Buyer shall provide its consent to the Company obtaining a seven-year tail liability insurance policy (the “Tail Policy”) with a reputable insurance company covering those Persons who are currently covered by Company’s directors’ and officers’ liability insurance policy through and including the Closing Date so long as (i) the transactions contemplated by this Agreement would cause the termination of the Company’s current directors’ and officers’ liability insurance policy, (ii) the cost of the Tail Policy is reasonable as determined by the Company and the Buyer and (iii) such Tail Policy has terms substantially no less advantageous than the Company’s existing directors’ and officers’ liability insurance, with respect to acts or omissions, or alleged acts or omissions, prior to the Closing (whether claims, actions or other proceedings relating thereto are commenced, asserted or claimed before or after the Closing).

l. Stockholder Approval. The Company shall cause a meeting of its stockholders (the “Stockholders’ Meeting”) to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption and approval of, among others, this Agreement and the Transactions contemplated hereby, including but not limited to the approval of the increase of the authorized shares of the Company. Subject to its fiduciary duties, the Board of Directors of the Company shall recommend to its stockholders that they vote in favor of the adoption of such matters. In connection with the Stockholders’ Meeting, the Company (a) will use commercially reasonable efforts to file with the SEC as promptly as practicable a proxy statement, pursuant to Section 14(a) of the Exchange Act and all other proxy materials for such meeting, as may be required, (b) upon receipt of approval from the SEC, will mail to its stockholders the proxy statement and all other proxy materials, as may be required, (c) will use commercially reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Transactions contemplated hereby under applicable Laws (the “Stockholder Approval”), and (d) will otherwise comply with all Laws applicable to the Stockholders’ Meeting.

5. NEGATIVE COVENANTS.

a. Prohibited Actions Pending Closing.

(i) Except as provided in this Agreement or as disclosed in the Schedules or to the extent Buyer shall otherwise consent in writing, during the period from the date of this Agreement to the Closing, neither Company nor any of its Subsidiaries shall take any action which would, if taken on or prior to the date hereof, constitute a breach of Section 3(h).

(ii) Except as provided in this Agreement or as disclosed in the Schedules or to the extent Company shall otherwise consent in writing, during the period from the date of this Agreement to the Closing, none of the Contributed Entities shall take any action which would, if taken on or prior to the date hereof, constitute a breach of Section 2(q).

b. Prohibition Against Variable Priced Securities. From the date of this Agreement until the Closing Date, the Company shall not in any manner issue or sell any Options or Convertible Securities that are convertible into or exchangeable or exercisable for shares of Common Stock at a price that varies or may vary with the market price of shares of Common Stock, including by way of one or more resets to a fixed price or increases in the number of shares of Common Stock issued or issuable, or at a price that upon the passage of time or the occurrence of certain events automatically is reduced or is adjusted or at the option of any Person may be reduced or adjusted, whether or not based on a formulation of the then-current market price of the Common Stock.

c. No Avoidance of Obligations. During the Reporting Period, the Company shall not, and shall cause each of its Subsidiaries not to, enter into any agreement which would limit or restrict the Company’s or any of its Subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement and the other Transaction Documents.

d. Regulation M. Neither the Company, nor any of its Subsidiaries nor any of their respective Affiliates will take any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Company’s Common Stock in violation of Regulation M under the 1934 Act in connection with the offer, sale and delivery of the Shares contemplated hereby.

e. Prohibition Against Issuance of Stock or Incurrence of Debt. During the period from the date of this Agreement to the Closing, neither of the Contributed Entities shall (i) issue any new shares of Capital Stock, or (ii) incur any material indebtedness outside of the ordinary course of business.

f. No Solicitation.

(i) The Company shall not, and shall not authorize or permit any of its Representatives to, directly or indirectly:

(A) solicit, initiate or take any action to facilitate or encourage any inquiries or the making of any proposal from a Person or group of Persons other the Buyer and its Affiliates that may constitute, or could reasonably be expected to lead to, an Alternative Transaction;

(B) subject to Section 5(f)(iii), enter into or participate in any discussions or negotiations with any Person or group of Persons other than Buyer and its Affiliates regarding an Alternative Transaction;

(C) subject to Section 5(f)(iii), furnish any non-public information relating to the Company or any of its Subsidiaries, assets or businesses, or afford access to the assets, business, properties, books or records of the Company or any of its Subsidiaries to any Person or group of Persons other than the Buyer and its Representatives, in all cases for the purpose of assisting with or facilitating an Alternative Transaction;

(D) grant any waiver or release of any standstill or similar agreement with respect to any class of Capital Stock of the Company or any of its Subsidiaries; or

(E) subject to Section 5(f)(iii), enter into an Alternative Transaction or any agreement, arrangement or understanding, including, without limitation, any letter of intent, term sheet or similar document, relating to an Alternative Transaction.

(ii) Notwithstanding anything to the contrary contained herein, the Company shall not be deemed to be in breach of this Section 5(f) with respect to its consideration of an unsolicited offer for an Alternative Transaction which it determines in good faith is a Superior Proposal to the transaction set forth herein.

(iii) The Company shall promptly notify the Buyer of the receipt of any oral or written offer, indication of interest, proposal or inquiry relating to an Alternative Transaction or any transaction of the type described in the definition of Alternative Transaction that does not reach the thresholds for the defined term “Alternative Transaction,” such notice to include the material terms thereof, including the identity of the Person or group of Persons involved. The Company shall promptly furnish the Buyer with a copy of any written offer or other information that it receives relating to an Alternative Transaction or any transaction of the type described in the definition of Alterative Transaction that does not reach the thresholds for the defined term “Alternative Transaction” and shall keep Buyer fully informed on a current basis of any modifications to such offer or information.

(iv) Neither the Buyer nor any Contributed Entity shall, and shall not authorize or permit any of their respective Representatives to, directly or indirectly:

(A) solicit, initiate or take any action to facilitate or encourage any inquiries or the making of any proposal from a Person or group of Persons other than the Company and its Affiliates that may constitute, or could reasonably be expected to lead to, any transaction involving the sale of any Contributed Entity whether by merger, sale of Capital Stock, sale of assets or otherwise;

(B) enter into or participate in any discussions or negotiations with any Person or group of Persons other than Company and its Affiliates regarding any transaction involving the sale of any Contributed Entity whether by merger, sale of Capital Stock, sale of assets or otherwise;

(C) furnish any non-public information relating to the Buyer or any Contributed Entity, assets or businesses, or afford access to the assets, business, properties, books or records of the Buyer or any Contributed Entity to any Person or group of Persons other than the Company and its Representatives, in all cases for the purpose of assisting with or facilitating any transaction involving the sale of any Contributed Entity whether by merger, sale of Capital Stock, sale of assets or otherwise;

(D) grant any waiver or release of any standstill or similar agreement with respect to any class of Capital Stock of any Contributed Entity; or

(E) enter into any transaction involving the sale of any Contributed Entity whether by merger, sale of Capital Stock, sale of assets or otherwise; or any agreement, arrangement or understanding, including, without limitation, any letter of intent, term sheet or similar document, relating to any such transaction.

g. No Integrated Offering. Neither the Company, nor any of its Subsidiaries, nor any of their respective Affiliates, nor any Person acting on behalf of any of the foregoing shall, directly or indirectly, make any offers or sales of any security or solicit any offer to purchase any security, under any circumstances that would cause this offering of Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act.

h. Lock-Up. Buyer and its Affiliates shall not, for a period of six (6) months after the date hereof, directly or indirectly, offer, sell, exchange, transfer, assign or otherwise dispose of any Shares (a “Transfer”), except for: (a) Transfers by the Buyer to any of its controlled Affiliates, provided that such Affiliate agrees to the provisions set forth in this Section 5(h); (b) Transfers pursuant to a tender or exchange offer, merger or other business combination approved by the Board of Directors of the Company; or (c) Transfers approved by an Independent Committee of the Board of Directors of the Company.

6. TRANSFER AGENT INSTRUCTIONS. The Company shall issue instructions to its transfer agent and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”), registered in the name of the Buyer or its respective nominee(s), for the Shares in such amounts as specified from time to time by Buyer to the Company. Prior to registration of the Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g). The Company warrants that no instruction with respect to the Shares other than the transfer agent instructions referred to in this Section 6 and stop transfer instructions to give effect to Section 2(f) (in the case of the Shares, prior to registration thereof under the 1933 Act) will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If the Buyer provides the Company with an opinion of counsel, in a form acceptable to the Company and its counsel, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurance that the Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer and, in the case of the Shares, promptly instruct its transfer agent to issue one or more Share Certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6, that the Buyer shall be entitled, in addition to all other available remedies, to an injunctive order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

7. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO ISSUE THE SHARES. The obligation of the Company to issue and sell the Shares to the Buyer is subject to the satisfaction, at or before the Closing (unless otherwise specifically provided in Section 1 or this Section 7), of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

a. The representations and warranties of the Buyer herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date).

b. Each of the Buyer and the Contributed Entities shall have duly performed and complied with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date.

c. The Company shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7(a) and (b) have been satisfied.

d. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

e. The Buyer shall have procured all of the third-party consents required by Company for the consummation of the transactions contemplated by this Agreement.

f. The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

g. The Buyer shall have delivered to the Company a secretary’s certificate, dated as of the Closing Date, in form and substance satisfactory to the Company, certifying as to (A) the resolutions of the Board of Directors (or a committee thereof) of the Buyer, (B) the bylaws of the Buyer, each as in effect at the Closing, (C) a certificate evidencing the incorporation and good standing of the Buyer and each Contributed Entity in such entity’s state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within ten (10) days of the Closing Date and (D) the names and signatures of the officers of the Buyer authorized to sign this Agreement and the Transaction Documents.

h. The Buyer shall have delivered to the Company the Hemisferio Certificates.

i. The FCC Consents shall have been granted by Final Order.

j. Counsel to the Buyer shall have delivered an opinion in form and substance reasonably acceptable to the Company.

k. The Company shall have received a general release from the Buyer and its Subsidiaries with respect to all claims against the Contributed Entities.

l. The Company shall have procured the consent of ANZ Finance American Samoa, Inc. and ANZ Amerika Samoa Bank to the transactions contemplated by this Agreement.

m. The Company shall have received an opinion from a nationally reputable investment bank or financial advisor to the effect that, as of the date of such opinion, the consideration payable by the Buyer hereunder is fair, from a financial point of view, to the Company’s shareholders.

n. The Buyer and the Contributed Entities shall have delivered to the Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

8. CONDITIONS TO BUYER’S OBLIGATIONS TO CONTRIBUTE. The obligation of the Buyer hereunder to contribute the Contributed Shares from the Company at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived only by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

a. The representations and warranties of the Company herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date).

b. Each of the Company and its Subsidiaries shall have duly performed and complied in all respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by the Company or its Subsidiaries prior to or on the Closing Date.

c. Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Company, that each of the conditions set forth in Section 8(a) and (b) have been satisfied.

d. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

e. The Company shall have procured all of the third-party consents required by the Buyer for the consummation of the transactions contemplated by this Agreement.

f. Each of the Company and its Subsidiaries shall have executed each of the Transaction Documents, including the Registration Rights Agreement in form and substance satisfactory to Buyer, to which it is a party and delivered the same to the Buyer.

g. The Company shall have delivered to the Buyer a secretary’s certificate, dated as of the Closing Date, in form and substance satisfactory to the Buyer, certifying as to (A) the resolutions of the Board of Directors (or a committee thereof) of the Company and its Subsidiaries, (B) the Bylaws, each as in effect at the Closing, (C) a certificate evidencing the incorporation and good standing of the Company issued by the Secretary of State of Delaware as of a date within ten (10) days of the Closing Date and (D) the names and signatures of the officers of the Company authorized to sign this Agreement and the Transaction Documents.

h. The transfer agent instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent, and the Company shall have delivered a copy thereof to the Buyer.

i. Subject to Section 3(b) and Section 4(c), the Company shall have made all filings under all applicable Securities Laws necessary to consummate the issuance of the Shares pursuant to this Agreement in compliance with such laws.

j. The Company shall have authorized the Stock Plan.

k. The Company shall have delivered to the Buyer a copy of duly executed employment agreements between the Company and each of the following individuals: Pete Pizarro, Harley L. Rollins and Carlos David, in each case, in form and substance acceptable to the Buyer.

l. The FCC Consents shall have been granted by Final Order and shall contain no conditions materially adverse to Buyer nor any requirement or condition from the FCC with respect to the divestiture of any assets of the Company.

m. The Company shall have delivered to the Buyer (i) a consent to the Agreement from the receiver for Stanford International Bank Ltd. (“SIBL”) (and the special committee of the receiver), (ii) a general release from such receiver with respect to all claims the receiver may have against the Company, (iii) an acknowledgment from the receiver with respect to the conversion of the Preferred Stock into Common Stock, the conversion ratio for such conversion and cancellation of certain stock owned by SIBL and (iv) an order from the United States District Court for the Northern District of Texas Dallas Division consenting to the Agreement and the actions to be taken by the receiver in Sections 8(m)(i) through (iii) above.

n. The Company shall have delivered to the Buyer an approval of the Agreement from Pete Pizarro acting in his capacity as trustee of SIBL pursuant to that certain Voting Trust Agreement by and among SIBL, Pete Pizarro and the Company dated February 6, 2009.

o. The Company shall have delivered to Buyer evidence that all outstanding Preferred Stock of the Company shall be automatically converted to Common Stock of the Company immediately following the Closing without any action required by the holder(s) thereof.

p. The Company shall have delivered evidence to the Buyer that Pete Pizarro and any other key executives of the Company or any of its Subsidiaries have completed a full medical checkup and are duly insured against the risks of disability and life, with the Company as the policyholder and the beneficiary of the insurance policies.

q. Counsel to the Company shall have delivered an opinion in form and substance reasonably acceptable to Buyer.

r. The Company shall have procured the consent of ANZ Finance American Samoa, Inc. and ANZ Amerika Samoa Bank to the transactions contemplated by this Agreement.

s. The Company shall have delivered waivers from each of Pete Pizarro and Harley Rollins with respect to any severance obligations due to such individuals pursuant to their respective employment agreements as a result of the transactions contemplated hereby.

t. The Company shall have obtained the Stockholder Approval.

u. The Company and its Subsidiaries shall have delivered to the Buyer such other documents relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

9. EXPIRATION OF REPRESENTATIONS AND WARRANTIES; REMEDIES. None of the representations and warranties in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Closing Date. The covenants and other agreements that by their terms apply, or that are to be performed in whole or in part, after the Closing Date, shall survive the consummation of the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, no Party shall, in any event, be liable to any other Person for any consequential, incidental, indirect, punitive or special damages, including loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity.

10. TERMINATION.

a. This Agreement may be terminated at any time prior to the Closing:

(i) by the mutual written consent of Company and Buyer;

(ii) by Buyer by written notice to Company if:

(A) Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article 8 and such breach, inaccuracy or failure has not been cured by Company within ten days of Company’s receipt of written notice of such breach from Buyer;

(B) any of the conditions set forth in Article 8 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by January 1, 2011 (the “Termination Date”), unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing, provided that any Party may extend the Termination Date until February 1, 2011 by written notice to the other Party in the event that the failure to consummate the transactions during the original period is due to the failure to obtain FCC Consents;

(C) the Company or any of its shareholders shall have entered into, or publicly announced its intention to enter into, an Alternative Transaction in respect of a Superior Proposal;

(D) the conditions set forth in Section 8(m) have not been satisfied by the date which is forty-five (45) days from the date hereof;

(E) the conditions set forth in Section 7(m) have not been satisfied or waived by the Company by the date which is thirty (30) days from the date hereof;

(F) the Company has not delivered the Schedules contemplated to be prepared by Company hereunder to Buyer by the date which is two (2) weeks from the date hereof; or

(G) the Buyer is not satisfied with the content of the Schedules delivered by Company by the date which is one (1) week from the date the Company delivers such Schedules to Buyer;

(iii) by Company by written notice to Buyer if:

(A) Company is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article 7 and such breach, inaccuracy or failure has not been cured by Buyer within ten days of Buyer’s receipt of written notice of such breach from Company; or

(B) any of the conditions set forth in Article 7 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Termination Date, unless such failure shall be due to the failure of Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing, provided that any Party may extend the Termination Date until February 1, 2011 by written notice to the other Party in the event that the failure to consummate the transactions during the original period is due to the failure to obtain FCC Consents;

(C) the board of directors of the Company authorizes the Company to enter into an Alternative Transaction in respect of a Superior Proposal;

(D) there has been a breach by Buyer of Section 5(f)(iv);

(E) the Buyer has not delivered the Schedules contemplated to be prepared by Buyer hereunder to Company by the date which is two (2) weeks from the date hereof; or

(F) the Company is not satisfied with the content of the Schedules delivered by Buyer by the date which is one (1) week from the date the Buyer delivers such Schedules to Company;

(iv) by Buyer or Company in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or (ii) any Governmental Entity shall have issued an order restraining or enjoining the transactions contemplated by this Agreement, and such order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this 10(a)(iv) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance of such order.

b. Termination Fee.

(i) If Buyer terminates this Agreement pursuant to Section 10(a)(ii)(C) or the Company terminates this Agreement pursuant to Section 10(a)(iii)(C), the Parties agree that the Buyer shall have suffered a loss and value of an incalculable nature and amount, unrecoverable in law, and Company shall pay to Buyer a fee of 500,000 Euros (the “Termination Fee”). The Termination Fee shall be payable in immediately available funds by wire transfer no later than 10 Business Days after such termination.

(ii) Notwithstanding anything to the contrary in this Agreement, Buyer’s right to receive payment of the Termination Fee pursuant to this Section 10(b) shall be the sole and exclusive remedy of Buyer or any of its Affiliates against Company or any of its Affiliates or any of their respective stockholders, partners, members or representatives for any and all losses that may be suffered based upon, resulting from or arising out of the circumstances giving rise to such termination pursuant to Section 10(a)(ii)(C) or 10(a)(iii)(C), and upon payment of the Termination Fee in accordance with this Section 10(b), none of the Company or any of its Affiliates or any of their respective stockholders, partners, members or representatives shall have any further liability or obligation relating to or arising out of this Agreement or any of the Transaction Documents or the transactions contemplated by this Agreement or any of the Transaction Documents.

(iii) If Company terminates this Agreement pursuant to Section 10(a)(iii)(D), the Parties agree that the Company shall have suffered a loss and value of an incalculable nature and amount, unrecoverable in law, and the Buyer shall pay to Company the Termination Fee. The Termination Fee shall be payable in immediately available funds by wire transfer no later than 10 Business Days after such termination.

(iv) Notwithstanding anything to the contrary in this Agreement, Company’s right to receive payment of the Termination Fee pursuant to this Section 10(b) shall be the sole and exclusive remedy of Company or any of its Affiliates against Buyer or any of its Affiliates or any of their respective stockholders, partners, members or representatives for any and all losses that may be suffered based upon, resulting from or arising out of the circumstances giving rise to such termination pursuant to Section 10(a)(iii)(D), and upon payment of the Termination Fee in accordance with this Section 10(b), none of the Buyer or any of its Affiliates or any of their respective stockholders, partners, members or representatives shall have any further liability or obligation relating to or arising out of this Agreement or any of the Transaction Documents or the transactions contemplated by this Agreement or any of the Transaction Documents.

c. In the event of termination of this Agreement in accordance with this Article 10, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(i) as set forth in this Article 10; and

(ii) that, subject in all cases to Section 10(b)(ii), nothing herein shall relieve any party hereto from liability for any intentional breach of any provision of this Agreement.

11. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction. All disputes arising out of or in connection with this Agreement, or the validity, enforceability or scope of this arbitration provision, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce. Within 10 days after the commencement of arbitration, the Company on the one hand, and the Buyer on the other hand, shall select one person to act as arbitrator and the two selected shall select a third arbitrator within 5 days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the International Chamber of Commerce (“ICC”). This Agreement shall be governed by the laws of the State of Florida. The Parties agree that the United States Federal Arbitration Act shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this agreement. The place of the arbitration shall be in New York, New York. The language of the arbitration shall be English. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative expenses, travel expenses, out of pocket expenses such as copying and telephone, court costs, witness fees, and attorney’s fees. The taking of evidence in the arbitration shall be governed by the International Bar Association Rules on the Taking of Evidence in International Commercial Arbitration (the “IBA Rules”).

b. Counterparts. This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between Buyer, the Company, its Subsidiaries, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by the Company and the Buyer. Notwithstanding the foregoing, nothing contained herein shall be deemed to supersede or otherwise limit the effectiveness of the Strategic Alliance Agreement between the Buyer, the Company and Elandia/Desca Holdings LLC dated May 23, 2010, all of the provisions of which, including but not limited to Company’s obligation to repay the Exclusivity Advance pursuant to the terms thereof, shall remain in full force and effect.

f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Company, to:

Elandia International, Inc.

8200 N.W. 52nd Terrace, Suite 102

Miami, FL 33166

Attn: Pete Pizarro, CEO

Telecopier: 786-413-1913

Elandia International, Inc.

8200 N.W. 52nd Terrace, Suite 102

Miami, FL 33166

Attn: Diana Abril, Esq.

Telecopier: 786-413-1913

With a copy (which shall not constitute notice) to:	Carlton Fields 100 SE 2 nd Street, Suite 4200 Miami, FL 33131 Attn: Seth Joseph, Esq. Telecopier: 305-530-0055

If to Buyer, to:

Amper S.A.

Marconi 3

28760 Tres Cantos

Madrid, Spain

Attn: Manuel Marquez, CEO

Telecopier: +34918061799

Amper S.A.

Marconi 3

28760 Tres Cantos

Madrid, Spain

Attn: José Martos Martínez, General Counsel

Telecopier: +34918061799

With a copy (which shall not constitute notice) to:	Akerman Senterfitt One Southeast Third Avenue, 25th Floor Miami, Florida 33131 Attn: Scott A. Wasserman, Esq. Telecopier: (305) 374-5095

Or, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares. Subject to compliance with all applicable Securities Laws, a Buyer may assign some or all of its rights hereunder upon written notice to the Company; provided, however, that any such assignment shall not release the Buyer from its obligations hereunder unless such obligations are assumed by such assignee (as evidenced in writing) and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld.

h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

i. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. Placement Agent. Each party represents and warrants to the other party that it has not engaged any placement agent, broker or financial advisor in connection with the transactions contemplated hereby. Each party shall pay, and hold the other party harmless against, any liability, loss or expense (including attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for any such payment.

k. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l. Remedies. The Buyer and each holder of the Shares shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that the Buyer and holders have been granted at any time under any other agreement or contract and all of the rights that the Buyer and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law, or in equity.

m. Interpretative Matters. Unless the context otherwise requires, (i) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (d) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (e) the use of the word “including” in this Agreement shall be by way of example rather than limitation. All references herein and in each of the other Transaction Documents to “dollars” or “$” shall mean the lawful money of the United States of America.

n. Fees and Expenses. Each of the parties shall be responsible for the payments of its own expenses in conjunction with this Agreement, the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

*        *        *         *        *

Execution Version

IN WITNESS WHEREOF, Buyer and the Company have caused this Contribution Agreement to be duly executed as of the date first written above.

COMPANY:

ELANDIA INTERNATIONAL, INC.

By:	/s/ Pete R. Pizarro
Name:	Pete R. Pizarro
Title:	CEO

BUYER:

AMPER, S.A.

By:	/s/ Jaime Espinosa de los Monteros
Name:	Jaime Espinosa de los Monteros
Title:	Chairman

By:	/s/ Alfredo Redondo
Name:	Alfredo Redondo
Title:	CEO

APPENDIX

CERTAIN DEFINED TERMS

For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, another Person that, directly or indirectly, (i) has a 10% equity interest in that Person, (ii) has a common ownership with that Person, (iii) controls that Person, (iv) is controlled by that Person or (v) shares common control with that Person; and “control” or “controls” means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.

“Alternative Transaction” means any (i) direct or indirect acquisition of assets of the Company or any of its Subsidiaries (including any voting Capital Stock of the Company’s Subsidiaries) equal to 15% or more of the fair market value of the Company’s consolidated assets or to which 15% or more of the Company’s net revenues or net income on a consolidated basis are attributable (provided that sales of assets in the ordinary course, sales of assets classified as “held for sale” on the most recent balance sheet, or the discounting of invoices and contracts for working capital purposes shall be unrestricted by this Agreement, and not count against such 15% threshold, so long as the proceeds of any such transaction exceed the amount of the Exclusivity Advance and interest thereon and are immediately paid to Buyer as necessary to satisfy the amounts due under the Exclusivity Advance and interest), (ii) direct or indirect acquisition of 15% or more of the voting equity interests of the Company, (iii) tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of the voting equity interests of the Company, (iv) merger, consolidation, other business combination or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person would own 15% or more of the consolidated assets, net revenues or net income of the Company and its Subsidiaries, taken as a whole, or (v) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company or the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company; in all cases of clauses (i)-(iv) where such transaction is to be entered into with any Person or group of Persons other than Buyer or its Affiliates.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the New York City are authorized or required by law to remain closed.

“Capital Lease Obligation” means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).

“Communications Act” means the Communications Act of 1934, as amended and in effect from time to time, and the rules and written policies of the FCC.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another Person if a primary purpose or intent of the Person incurring such liability, or a primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Environmental Laws” means all Laws relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials.

“ERISA” means the Employee Retirement Security Act of 1974, as amended.

“Exclusivity Advance” means that certain advance in the amount of $5 million made by the Buyer to the Company pursuant to the terms of the Strategic Alliance Agreement.

“FCC” means the Federal Communications Commission.

“FCC Applications” means applications to be filed by Buyer and Company with the FCC requesting its consent to the transactions contemplated herein.

“FCC Consents” means the actions by the FCC granting the FCC Applications.

“Final Order” shall mean that action shall have been taken by the FCC (including action duly taken by the FCC’s staff, pursuant to delegated authority) which shall not have been adversely modified, reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which no timely request for stay, petition for rehearing, appeal or certiorari or sua sponte action of the FCC with comparable effect shall be pending and as to which the time for filing any such petition, appeal, certiorari or for the taking of any such sua sponte action by the FCC shall have expired or otherwise terminate.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government.

“Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

“IFRS” means the International Financial Reporting Standards promulgated by the International Accounting Standards Board from time to time.

“Indebtedness” of any Person means, without duplication:

(i) All indebtedness for borrowed money;

(ii) All obligations issued, undertaken or assumed as the deferred purchase price of property or services.

(iii) All reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments;

(iv) All obligations evidenced by notes, bonds, debentures, redeemable capital stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

(v) All indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller, bank or other financing source under such agreement in the event of default are limited to repossession or sale of such property);

(vi) All Capital Lease Obligations;

(vii) All indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness; and

(viii) All Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

“Insolvent” means, with respect to any Person as of any date, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, contingent or otherwise, or (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Knowledge of the Buyer,” “to the Buyer’s Knowledge” and similar language means the actual knowledge of the management and board of directors of the Buyer after a reasonable inquiry.

“Knowledge,” “Knowledge of the Company,” “to the Company’s Knowledge” and similar language means the actual knowledge of any “officer” (as such term is defined in Rule 16a-1 under the 1934 Act) of the Company or of any Subsidiary after a reasonable inquiry.

“Laws” means all present or future federal, state local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, judgments, decrees, rulings, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Entity.

“Licenses” means all licenses, permits, construction permits and other authorizations issued by Governmental Entities to Company, currently in effect and used in connection with the business, together with any additions (including renewals or modifications of such licenses, permits and authorizations and applications therefor) thereto.

“Lien” means with respect to any asset or property, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” means any changes, circumstances, effects, occurrences or events that, individually or in the aggregate, have or could reasonably be expected to have, a material adverse effect on (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise), credit worthiness or prospects of a Person, (ii) any of the transactions contemplated by the Transaction Documents, or (iii) the authority or ability of a Person to enter into the Transaction Documents and perform its obligations thereunder.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Permitted Indebtedness” means:

(i) Indebtedness relating to Tax Liens (as hereafter defined);

(ii) obligations of the Company and its Subsidiaries or the Contributed Entities, as applicable, for collection or deposit in the ordinary course of business;

(iii) unsecured account trade payables that are (A) entered into or incurred in the ordinary course of the Company’s and its Subsidiaries’ or the Buyer’s and the Contributed Entities’, as applicable, business, (B) on terms that require full payment within ninety (90) days from the date entered into or incurred, and (C) not unpaid in excess of sixty (60) days from the receipt of invoice, or are being contested in good faith and as to which a reserve has been accrued on the Most Recent Balance Sheet in accordance with GAAP;

(iv) capital or equipment lease financing arrangements in the ordinary course of business; and

(v) Indebtedness set forth on Schedule 3(w).

“Permitted Lien” means:

(i) Liens for taxes or other governmental charges not at the time due and payable, or which are being contested in good faith by appropriate proceedings diligently prosecuted, so long as foreclosure, sale or other similar proceedings have not been initiated, and in each case for which the Company and its Subsidiaries or the Buyer and the Contributed Entities, as applicable, maintain adequate reserves in accordance with GAAP in respect of such taxes and charges (“Tax Liens”);

(ii) Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, or other similar Liens imposed by law, which remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which adequate reserves in accordance with GAAP are being maintained;

(iii) Liens arising in the ordinary course of business in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA);

(iv) Liens resulting from capital or equipment lease financing arrangements in the ordinary course of business;

(v) Easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries or the Buyer or any Contributed Entity, as applicable; and

(vi) Liens resulting from the Material Contracts or the Medidata Material Contracts, as applicable.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a Governmental Entity or any other legal entity.

“Public Disclosure” or “Publicly Disclose” means the Company’s public dissemination of information through the filing via the Electronic Data Gathering, Analysis, and Retrieval system of the SEC of a Periodic Report or Current Report disclosing such information pursuant to the requirements of the 1934 Act.

“Registration Rights Agreement” means that certain Registration Rights Agreement between the Company and Buyer which shall be entered into at Closing pursuant to which the Company agrees to provide certain registration rights under the 1933 Act, and other rights to the Buyers, with respect to the Shares and the Registrable Securities (as defined in the Registration Rights Agreement).

“Related Party” means a Person’s or any of its Subsidiaries’ officers, directors, persons who were officers or directors at any time during the previous two years, stockholders (other than any holder of less than 5% of the outstanding shares of such Person), or Affiliates of such Person or any of its Subsidiaries, or any individual related by blood, marriage or adoption to any such individual or any entity in which any such entity or individual owns a beneficial interest.

“Representatives” means a Person’s Affiliates, directors, officers, employees, agents, investment bankers, attorneys, accountants, consultants, advisors and other representatives.

“Securities Laws” means the securities laws (including “Blue Sky” laws), legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of, the securities regulatory authorities (including the SEC) of the United States and any applicable states and other jurisdictions.

“Strategic Alliance Agreement” means that certain Strategic Alliance Agreement, dated May 23, 2010, by and among the Buyer, the Company and Elandia/Desca Holdings LLC.

“Subsidiary” means any corporation, association, business entity, partnership, limited liability company or other entity of which a Person, either alone or together with one or more other Subsidiaries, (i) directly or indirectly owns or controls securities or other interests representing more than fifty (50%) of the voting power of such entity, or (ii) is entitled, by contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such entity’s board of directors or other governing body.

“Superior Proposal” means a bona fide written offer involving an Alternative Transaction that the board of directors of the Company determines in good faith (after consultation with outside legal counsel and a financial advisor of the Company) is more favorable from a financial point of view to the holders of the Common Stock that the transactions contemplated by this Agreement, taking into account (a) all financial considerations, (b) the identity of the third party making such offer, (c) the anticipated timing, conditions (including any financing condition) and prospects for completion of the Alternative Transaction, and (d) the other terms of conditions of the Alternative Transaction and the implications thereof on the Company.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, and each of the other agreements or instruments to which the Company or any of its Subsidiaries is a party or by which it is bound and which is entered into by the parties hereto or thereto in connection with the transactions contemplated hereby and thereby, or which is otherwise delivered by the Buyer, the Company or any of its Subsidiaries in connection with the transactions contemplated hereby and thereby.